AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

Payment Date: 15 July 2003.
Calculation Date: 9 July 2003.

(i) ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates)

	Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

	10-Jun-03			9-Jul-03

Lessee Funded Account	0.00	0.00	(0.00)	0.00
Expense Account (note ii)	100,158.49	9,901,645.52	(9,249,229.17)	752,574.84
Collection Account (note iii)	131,764,164.69	28,187,454.28	(25,067,808.60)	134,883,810.37

- Miscellaneous Reserve	-			-
- Maintenance Reserve	80,000,000.00			80,000,000.00
- Security Deposit	28,400,804.24			26,696,356.09
- Other Collections (net of interim withdrawals)	23,363,360.45			28,187,454.28

Total	131,864,323.18	38,089,099.80	(34,317,037.77)	135,636,385.21

(ii)	ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (June 10, 2003)	100,158.49
	Transfer from Collection Account (previous Payment Date)	9,899,841.51
	Transfer from Collection Account (interim deposit)	0.00
	Interest Earned during period	1,804.01
	Payments during period between prior Calculation Date and the relevant Calculation Date:
	- Payments on previous Payment Date	(3,068,933.68)
	- Other payments	(6,180,295.49)

	Balance on relevant Calculation Date (July 9, 2003)	752,574.84

(iii)	ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

	Balance on preceding Calculation Date (June 10, 2003)	131,764,164.69
	Collections during period	28,187,454.28
	Swap receipts (previous Payment Date)	0.00
	Transfer to Expense Account (previous Payment Date)	(9,899,841.51)
	Transfer to Expense Account (interim withdrawal)	0.00
	Net transfer to Lessee Funded Accounts	0.00
	Aggregate Certificate Payments (previous Payment Date)	(10,584,360.41)
	Swap payments (previous Payment Date)	(4,583,606.68)

	Balance on relevant Calculation Date (July 9, 2003)	134,883,810.37

07.11.03.8K.xls

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iii) ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS

	Priority of Payments
(i)	Required Expense Amount	11,000,000.00
(ii)	a) Class A Interest	2,155,275.95
	b) Swap Payments	4,249,251.18
(iii)	First Collection Account Top-up	60,000,000.00
(iv)	Minimum Hedge Payment	0.00
(v)	Class A Minimum Principal	0.00
(vi)	Class B Interest	366,389.70
(vii)	Class B Minimum Principal	1,999,771.70
(viii)	Class C Interest	2,375,979.69
(ix)	Class D Interest	3,580,412.50
(x)	Second Collection Account Top-up (Note 1)	49,909,304.49
(xi)	Class A Principal Adjustment Amount (Note 1)	0.00
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		135,636,385.21
Less Collection Account Top-Ups ((iii) and (x)above)		(109,909,304.49)

		25,727,080.72

Note 1:

Cashflows in the current Calculation Period were sufficent to allow payment of scheduled amounts up to point (x) in the Priority of Payments on the July 15, 2003 Payment Date. Class A Principal Adjustment Amount, which is payable at point (xi) in the Priority of Payments, will not be paid on July 15, 2003. Also, the amount retained at point (x), the "Second Collection Account Top-up", in the Priority of Payments, is $646,106 short of the full amount required to be retained at this point if sufficient cashflows were available after payment of all scheduled amounts ranking prior to the Second Collection Account Top-up in the Priority of Payments. The Second Collection Account Top-up should consist of a maintenance reserve amount of $20 million and the security deposit reserve amount.

07.11.03.8K.xls

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(a)	FLOATING RATE CERTIFICATES	A-6	A-8	A-9	Class B

	Applicable LIBOR	1.18000%	1.18000%	1.18000%	1.18000%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.52000%	1.55500%	1.73000%	1.93000%
	Interest Amount Payable	233,220.40	876,847.22	1,045,208.33	366,389.70
	Step Up Interest Amount Payable (Note 2)	0.00	283,411.72	0.00	0.00

	Opening Principal Balance	190,470,382.37	700,000,000.00	750,000,000.00	235,662,485.14
	Minimum Principal Payment Amount	0.00	0.00	0.00	1,999,771.70
	Adjusted Principal Payment Amount	0.00	0.00	0.00	0.00
	Supplemental Principal Payment Amount	0.00	0.00	0.00	0.00
	Total Principal Distribution Amount	0.00	0.00	0.00	1,999,771.70
	Redemption Amount
	- amount allocable to principal	0.00	0.00	0.00	0.00
	- premium allocable to premium	0.00	0.00	0.00	0.00

	Outstanding Principal Balance (July 15, 2003)	190,470,382.37	700,000,000.00	750,000,000.00	233,662,713.44

Note 2:

Step-up interest on Airplanes Group's subclass -8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on the April 15, May 15, June 16 and July 15, 2003 Payment Dates.

Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at July 15, 2003 was $1,166,666.67. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at July 15, 2003 was $3,095.73.

(b) FIXED RATE CERTIFICATES	Class C	Class D

Applicable Interest Rate	8.1500%	10.8750%
Interest Amount Payable	2,375,979.69	3,580,412.50

Opening Principal Balance	349,837,500.00	395,080,000.00
Scheduled Principal Payment Amount	0.00	0.00
Redemption Amount	0.00	0.00
- amount allocable to principal	0.00	0.00
- amount allocable to premium	0.00	0.00
Actual Pool Factor	0.9329000	0.9877000

Outstanding Principal Balance (July 15, 2003)	349,837,500.00	395,080,000.00

Table of rescheduled Pool Factors	n/a	n/a
in the event of a partial redemption

07.11.03.8K.xls

AIRPLANES Group

Report to Certificateholders

All numbers in US$ unless otherwise stated

(v)	FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

		A-6	A-8	A-9	Class B
	Applicable LIBOR	1.10688%	1.10688%	1.10688%	1.10688%
	Applicable Margin	0.34000%	0.37500%	0.55000%	0.75000%
	Applicable Interest Rate	1.44688%	1.48188%	1.65688%	1.85688%

(vi) CURRENT PERIOD PAYMENTS Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a)	FLOATING RATE CERTIFICATES

		A-6	A-8	A-9	Class B

	Opening Principal Amount	1,904.70	7,000.00	7,500.00	2,356.62
	Total Principal Payments	0.00	0.00	0.00	(20.00)

	Closing Outstanding Principal Balance	1,904.70	7,000.00	7,500.00	2,336.63

	Total Interest	2.33	8.77	10.45	3.66
	Total Premium	0.00	0.00	0.00	0.00

(b)	FIXED RATE CERTIFICATES

		Class C	Class D

	Opening Principal Amount	3,498.38	3,950.80
	Total Principal Payments	0.00	0.00

	Outstanding Principal Balance	3,498.38	3,950.80

	Total Interest	23.76	35.80
	Total Premium	0.00	0.00

07.11.03.8K.xls